UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2011

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2011, we held our Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1: Election of directors, to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary B. Sabin	12,895,995	245,318	1,441,364
Spencer G. Plumb	12,919,840	221,473	1,441,364
Mark T. Burton	12,913,840	227,473	1,441,364
Bruce G. Blakley	13,047,804	93,509	1,441,364
Burland B. East III	13,052,154	89,159	1,441,364
Robert E. Parsons, Jr.	13,042,104	99,209	1,441,364
Warren R. Staley	13,052,804	88,509	1,441,364

Proposal 2: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,551,821	18,939	11,917	N/A

Proposal 3: Resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,078,864	51,629	10,820	1,441,364

Proposal 4: Recommendation, on a non-binding, advisory basis, regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
11,489,890	18,049	1,619,361	14,013	1,441,364

In light of the voting results, the Board of Directors decided to include the stockholders’ advisory vote on compensation of our named executive officers in our proxy materials on an annual basis until the next required advisory vote on the frequency of the stockholder vote on compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011	Excel Trust, Inc.

	By:	/s/ S. Eric Ottesen
S. Eric Ottesen
Senior Vice President, General Counsel and Secretary